Exhibit 99.1

For more information:	Investor Relations:
Vincent Pilette	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports Third Quarter 2012 Results

Revenue of $154M, up 5%, Led by 33% Industrial Inkjet Growth

Foster City, Calif. – October 18, 2012 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the third quarter of 2012.

For the quarter ended September 30, 2012, the Company reported revenue of $154.1 million, up 5% compared to third quarter 2011 revenue of $147.3 million. Third quarter 2012 non-GAAP net income was $13.3 million or $0.28 per diluted share compared to non-GAAP net income of $11.6 million or $0.25 per diluted share for the same period in 2011. GAAP net income was $13.4 million or $0.28 per diluted share, compared to $6.1 million or $0.13 per diluted share for the same period in 2011.

For the nine months ended September 30, 2012, the Company reported revenue of $478.0 million, up 12% year-over-year compared to $428.5 million for the same period in 2011. Non-GAAP net income was $41.7 million or $0.87 per diluted share, compared to non-GAAP net income of $36.4 million or $0.76 per diluted share for the same period in 2011. GAAP net income was $26.7 million or $0.56 per diluted share, compared to GAAP net income of $16.0 million or $0.34 per diluted share for the same period in 2011.

“Another very strong quarter by our Industrial Inkjet business coupled with continued double-digit growth in our Productivity Software business led to solid results for Q3 despite the softness in Europe. For the first time, Industrial Inkjet represented over 50% of total EFI revenues, while at the same time the continued high growth of ink volume shows that our customers are also enjoying a similar business expansion,” said Guy Gecht, Chief Executive Officer of EFI. “As we begin a major new product cycle across our entire product portfolio, EFI’s innovation continues to help customers drive growth and efficiency in their business, which is crucial to our industry, especially in today’s environment.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ (www.efi.com) is a worldwide provider of products, technology, and services leading the transformation of analog to digital imaging. Based in Silicon Valley with offices around the globe, the company’s powerful integrated product portfolio includes digital front-end servers; superwide, wide-format, label, and ceramic inkjet presses and inks; production workflow, web-to-print, and business automation software; and office, enterprise, and mobile cloud solutions. These products allow users to produce, communicate and share information in an easy and effective way, and enable businesses to increase their profits, productivity, and efficiency.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, innovation and product cycle continuation, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income (loss), as the case may be, and earnings per diluted share that are GAAP net income (loss), as the case may be, and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three and nine months ended September 30, 2012 and 2011 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss), as the case may be, or earnings per diluted share prepared in accordance with GAAP.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenue	$154,074	$147,284	$478,031	$428,498
Cost of revenue	70,997	64,506	217,495	188,432

Gross profit	83,077	82,778	260,536	240,066
Operating expenses:
Research and development	29,068	29,473	90,194	85,850
Sales and marketing	30,329	30,137	93,480	88,036
General and administrative	12,775	14,095	36,831	40,550
Amortization of identified intangibles	4,619	2,311	13,434	8,720
Restructuring and other	2,280	604	4,530	2,316

Total operating expenses	79,071	76,620	238,469	225,472

Income from operations	4,006	6,158	22,067	14,594
Interest and other income, net	1,555	1,363	800	4,571

Income before income taxes	5,561	7,521	22,867	19,165
Benefit from (provision for) income taxes	7,850	(1,397)	3,783	(3,177)

Net income	$13,411	$6,124	$26,650	$15,988

Fully Diluted EPS calculation
Net income	$13,411	$6,124	$26,650	$15,988

Net income per diluted common share	$0.28	$0.13	$0.56	$0.34

Shares used in diluted per share calculation	48,009	47,307	47,670	47,701

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income	$13,411	$6,124	$26,650	$15,988

Amortization of identified intangibles	4,619	2,311	13,434	8,720
Stock based compensation – Cost of revenue	293	657	826	1,334
Stock based compensation – Research and development	1,365	1,245	4,189	4,013
Stock based compensation – Sales and marketing	790	1,027	2,404	3,086
Stock based compensation – General and administrative	2,457	2,358	6,919	9,130
Acquisition-related transaction costs	384	673	1,208	1,540
Change in fair value of contingent consideration	—	1,476	(1,404)	1,476
Restructuring and other	2,280	604	4,530	2,316
Litigation settlements	506	—	255	—
Gain on sale of minority investment in a privately-held company	—	(2,866)	—	(2,866)

Tax effect of non-GAAP adjustments	(12,797)	(2,005)	(17,355)	(8,302)

Non-GAAP net income	$13,308	$11,604	$41,656	$36,435

Non-GAAP net income per diluted common share	$0.28	$0.25	$0.87	$0.76

Shares used in per share calculation	48,009	47,307	47,670	47,701

Note: all adjustments are included within general and administrative expense unless otherwise indicated by the caption.

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2012	December 31, 2011

Assets
Cash and cash equivalents	$110,870	$120,058
Short-term investments	81,624	99,100
Accounts receivable, net	122,910	91,923
Inventories	63,653	44,788
Assets held for sale	62,144	—
Other current assets	39,288	20,792

Total current assets	480,489	376,661
Property and equipment, net	25,804	30,096
Restricted investments	—	56,850
Goodwill	202,203	164,323
Intangible assets, net	72,779	55,992
Other assets	49,640	55,812

Total assets	$830,915	$739,734

Liabilities & Stockholders’ equity
Accounts payable	$62,707	$46,965
Accrued and other liabilities	99,515	82,289
Income taxes payable	6,069	2,583

Total current liabilities	168,291	131,837
Contingent and other liabilities	12,785	3,427
Deferred tax liabilities	13,446	4,090
Long term taxes payable	30,359	35,597

Total liabilities	224,881	174,951
Total stockholders’ equity	606,034	564,783

Total liabilities and stockholders’ equity	$830,915	$739,734

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities:
Net income	$26,650	$15,988
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,558	14,413
Deferred taxes	1,317	(247)
Excess tax benefit from stock-based compensation	(1,186)	(1,872)
Stock-based compensation	14,338	17,563
Provision for inventory obsolescence	2,574	6,055
Gain on sale of minority investment in a privately-held company	—	(2,866)
Other non-cash charges and adjustments	3,867	3,805
Changes in operating assets and liabilities	(41,508)	(9,994)

Net cash provided by operating activities	25,610	42,845

Cash flows from investing activities:
Purchases of short-term investments	(34,611)	(75,178)
Proceeds from sales and maturities of short-term investments	50,851	71,896
Purchases, net of proceeds from sales, of property and equipment	(5,319)	(7,687)
Businesses purchased, net of cash acquired	(45,133)	(28,966)
Proceeds from sale of minority investment in a privately-held company	—	2,866
Proceeds from collection of notes receivable of acquired business	5,216	713

Net cash used for investing activities	(28,996)	(36,356)

Cash flows from financing activities:
Proceeds from issuance of common stock	18,557	8,088
Purchases of treasury stock and net settlement of restricted stock	(18,392)	(45,055)
Repayment of acquired business debt	(6,817)	(210)
Contingent consideration related to businesses acquired	(382)	—
Excess tax benefit from stock-based compensation	1,186	1,872

Net cash used for financing activities	(5,848)	(35,305)

Effect of foreign exchange rate changes on cash and cash equivalents	46	(23)

Decrease in cash and cash equivalents	(9,188)	(28,839)
Cash and cash equivalents at beginning of year	120,058	126,363

Cash and cash equivalents at end of period	$110,870	$97,524

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue by Operating Segment
Industrial Inkjet	$79,096	$59,411	$234,008	$167,689
Productivity Software (1)	24,252	21,520	74,043	57,506
Fiery	50,726	66,353	169,980	203,303

Total	$154,074	$147,284	$478,031	$428,498

Revenue by Geographic Area
Americas	$86,445	$84,935	$251,351	$241,980
EMEA	41,137	46,589	147,823	133,770
APAC	26,492	15,760	78,857	52,748
Japan	7,471	7,267	22,290	28,587
ROW	19,021	8,493	56,567	24,161

Total	$154,074	$147,284	$478,031	$428,498

(1)	Previously referred to as APPS. In Q1 2012, we re-named our APPS operating segment as the “Productivity Software operating segment.”

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles and stock-based compensation expense, as well as restructuring-related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include acquisition-related transaction costs and the costs to integrate such acquisitions into our business, sale of a non-strategic minority investment in a privately held company, and changes in fair value of contingent consideration.

These excluded items are described below:

•	Recurring charges and gains, include:

•

Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis. Post-acquisition non-competition agreements are amortized over their term.

•	Stock-based compensation expense recognized in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718, Stock Compensation.

•	Non-recurring charges and gains consist of:

•	Restructuring and other charges.

•	Restructuring charges incurred as we reduced the number and size of our facilities and the size of our workforce.

•	Acquisition-related executive deferred compensation costs, which are dependent on the continuing employment of a former shareholder, which are being amortized on a straight-line basis.

•	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•

Change in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to the change in the fair value of the contingent consideration. Because management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods. We believe this approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•

Gain on sale of minority investment in a privately held company. Other investments, included within other assets, consist of equity and debt investments in privately-held companies that develop products, markets, and services that are considered to be strategic to us. Each of these investments had been fully impaired in prior years. On September 1, 2011, we sold one of these investments for $2.9 million because it was no longer considered to be strategic.

•

During the third quarter of 2012, we incurred a $0.5 million charge in settlement of a dispute with the lessor of a facility in the U.K. which was partially offset by the receipt, during the second quarter of 2012, of an additional $0.3 million in insurance proceeds, net of legal fees and costs, related to our previously disclosed settlement of the shareholder derivative litigation concerning our historical stock option granting practices.

•	Tax effect of non-GAAP adjustments.

•

After excluding the items described above, we apply the principles of ASC Topic 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate. The expected annual non-GAAP income tax rate includes achieving certain operational efficiencies related to our foreign operations that will be implemented prior to December 31, 2012.

•

We have excluded interest accrued on prior year tax reserves of $0.1 and $0.3 million for the three and nine months ended September 30, 2012, respectively, and $0.1 and $0.4 million for the three and nine months ended September 30, 2011, respectively, as well as other tax benefits of $0.4 million for the three and nine months ended September 30, 2011.

•

We have excluded the recognition of previously unrecognized tax benefits of $9.7 million from our non-GAAP net income for the three and nine months ended September 30, 2012 to facilitate comparability of our operating performance between the periods. These tax benefits primarily resulted from the release of previously unrecognized tax benefits resulting from the expiration of U.S. federal statutes of limitations.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.